Exhibit 99.1

Chico’s FAS, Inc. Announces Actions to Further Advance Omnichannel Strategy and Increase Operating Effectiveness

•	Launches Retail Fleet Optimization Plan

•	Initiates Expanded Review of Operations

•	Updates Fourth Quarter Outlook

•	Announces Participation in the 2019 ICR Conference

Fort Myers, FL – January 11, 2019 - Chico’s FAS, Inc. (NYSE: CHS) (the “Company”) today announced strategic initiatives to build on the Company’s omnichannel platform and ensure that Chico’s FAS has the agility, customer service and speed needed for long-term success in a competitive retail environment. These initiatives include a retail fleet optimization plan and an expanded review of the Company’s operations.
Shelley Broader, the Company’s CEO and President, said, “Our focus is on implementing those initiatives that drive the greatest levels of growth and profitability of our business. This includes continued improvement in each of our differentiated brands, increased flexibility and efficiency across our organization, and fully leveraging the capabilities of our robust omnichannel platform to meet the ever-evolving needs of our customers and to enhance shareholder value.”
Retail Fleet Optimization Plan
The Company has made significant progress in developing an integrated omnichannel platform with advanced capabilities to modernize, digitize and personalize the customer experience. Important investments in technology, including a shared inventory system, endless aisle, Client Book (now called “Style Connect™,” which enables store associates to personalize the customer experience) and BOPIS (Buy Online Pick Up in Store) have been made. The Company has also forged key partnerships with ShopRunner, Amazon and QVC. As a result, the Company now has the technology and tools in place to capture and stay connected with its eight million customers in new ways, whether in-store, online or virtually, and to fully activate its omnichannel strategy.
As such, the Company has made the strategic decision to rebalance the mix between its physical store presence with its digital network and to close at least 250 stores in the U.S. over a three-year period. This will allow the Company to take advantage of its lease expiration cadence, while improving profitability and return on invested capital. Closings will be across the three brands and weighted to years two and three.
Review of Company Operations
Building upon management’s strategic decision to right-size its fleet, the Company has commenced a comprehensive review of its operations to ensure that the business is structured for innovation, agility and speed. With constantly changing customer needs and shopping patterns, the Company is committed to enhancing its effectiveness and efficiency to better meet her expectations and drive profitable growth. The Company has a long record of strong cost management, and this comprehensive review will further include an assessment of SG&A expenses and business processes across the entire organization.
Update to Fourth Quarter 2018 Outlook
The Company is updating its outlook for the fiscal 2018 fourth quarter ending February 2, 2019.
Based on results to date, total Company fourth quarter net sales and comparable sales are trending better than its previous outlook. Specifically, by brand, fourth quarter comparable sales for Chico’s are trending in line with expectations. The Company continues to implement its performance improvement plan for the Chico’s brand, and is putting guidelines in place so that future product offerings, marketing and assortment architecture are aligned for all customers who shop the Chico’s brand. In addition, White House Black Market comparable sales are trending better than expectations, and Soma is strong with sales trending well above expectations.
The Company anticipates a low double-digit decline in net sales compared to its previous expectation for a mid-teen decline, which includes the negative impact of the 53rd week of $29 million in fiscal 2017, and a mid-single digit decline in consolidated comparable sales, versus its previous outlook for a high single-digit decline in consolidated comparable sales.
The Company expects fourth quarter gross margin rate to decline approximately 500 basis points compared to fiscal 2017, primarily driven by the initial ramp-up in costs from the Company’s omnichannel programs, more aggressive promotional cadence to clear through seasonal merchandise and deleverage of fixed costs from lower sales. This compares to its previous expectation for a 400 to 500 basis point decline in the Company’s gross margin rate. SG&A expenses for the fourth quarter are expected to decrease approximately $10 million compared the prior year period, primarily due to the 53rd week in fiscal 2017 and in line with the Company’s previous expectation.
Return of Capital
The Company’s financial health and consistent strong cash flow have enabled it to return significant dollars to shareholders while continuing to make key investments in the business. During the fourth quarter, through January 4, 2019, under its previously announced $300 million share repurchase program, the Company repurchased over seven million shares for approximately $41 million, at an average price of $5.74 per share. There is approximately $65 million remaining for future share repurchases under the program.

Exhibit 99.1

ICR Conference
The Company will participate in the 2019 ICR Conference to be held at the JW Marriott Orlando Grande lakes in Orlando Florida on January 14 – 16, 2019. Management is scheduled to host a “Fireside Chat” on Monday, January 14, 2019 at 8:00 AM ET, which will be webcast live and available for 12 months following the event in the Investor Relations section of the Company’s website at www.chicosfas.com.
Fourth Quarter and Fiscal 2018 Results on March 6, 2019
The Company will release its full fourth quarter and fiscal 2018 results on March 6, 2019 and will host a conference call to review financial results on that date. Also included will be additional details and the financial impact of the Company’s retail fleet optimization plan and review of operations. Details for the conference call will be announced at a later time.
ABOUT CHICO’S FAS, INC.
The Company, through its brands – Chico’s, White House Black Market and Soma is a leading omnichannel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates and complementary accessories.

As of November 3, 2018, the Company operated 1,431 stores in the U.S. and Canada and sold merchandise through 83 international franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com and www.soma.com as well as through third party channels. For more detailed information on the Company, please go to our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance. These statements, including without limitation statements made in Ms. Broader’s quotes and in the section and updated Fourth Quarter 2018 Outlook,” relate to expectations concerning matters that are not historical fact and may include the words or phrases such as “will,” “should,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “approximately,” “our planning assumptions,” “future outlook,” and similar expressions. Except for historical information, matters discussed in such statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, we cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in the general economic and business environment, including the expected impact of U.S. tax reform; changes in the general or specialty retail or apparel industries; the availability of quality store sites; the ability to successfully execute and achieve the expected results of our business strategies and particular strategic initiatives, sales initiatives and multi-channel strategies, including the retail fleet optimization plan; customer traffic; our ability to appropriately manage our inventory and allocation processes; our ability to leverage inventory management and targeted promotions; the successful leadership transition for the Chico’s brand and successful integration of the new members of our senior management team; changes in the political environment that create consumer uncertainty; significant changes to product import and distribution costs (such as unexpected consolidation in the freight carrier industry, and the ability to remain competitive with customer shipping terms and costs pertaining to product deliveries and returns); new or increased taxes or tariffs (particularly with respect to China) that could impact, among other things, our sourcing from foreign suppliers; significant shifts in consumer behavior; and those other factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in Part II, Item 1A, “Risk Factors” and

the “Forward-Looking Statements” disclosure in Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operation” of our quarterly reports on Form 10-Q and in other reports we file with or furnish to the Securities and Exchange Commission. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Executive Contact:
Julie Lorigan
Vice President – Investor Relations,
Public Relations and Corporate Communications
Chico’s FAS, Inc.
(239) 346-4199